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                                                                      EXHIBIT 16




                         Cornick, Garber & Sandler, LLP
                                630 Third Avenue
                         New York, New York 10017-6705


                                                       August 28, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

        We have read Item 4 (Changes in Registrant's Certifying Accountant) of the Form 8-K of Unidigital Inc. dated August 28, 1996 and are in agreement with the statements contained therein. We have no basis to agree or disagree with the other statements of the registrant contained in such Form 8-K.

                                            Very truly yours,

                                            CORNICK, GARBER & SANDLER, LLP

                                            By:  /s/ Stanley L. Sandler
                                                 ----------------------
                                                 Stanley L. Sandler
                                                 Partner